SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


          THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into this 29th day of July, 1996, by and between ROSS STORES, INC. (the "Company") and MICHAEL BALMUTH (the "Executive"). The Executive and the Company previously entered into an Employment Agreement of February 1, 1995, as amended thereafter (the "Agreement"), and it is now the intention of the Executive and the Company to further amend the Agreement as set forth below. Accordingly, the Executive and the Company now enter into this Amendment.

          I. The Executive and the Company hereby amend the Agreement effective as of September 1, 1996, as follows:

               A.   Term.     The termination date referred to in
the second line of paragraph 1 of the Agreement is changed to February 3, 2000.

               B. Position and Duties. The first two sentences of paragraph 2 of the Agreement are amended in their entirety as follows:

               The Executive shall serve as
               the Vice Chairman of the Board of
               Directors and Chief Executive Officer of the Company with overall responsibility for its corporate policy making, organization and operation and the accomplishment of its plans and objectives. The Executive shall report directly to the Company's Board of Directors.

               C. Salary. The Executive's salary, referenced in paragraph 4(a) of the Agreement, shall be not less than $575,000 per annum.

               D.   Employment and Post-Employment Restrictions.
Paragraph 10 [Employment Restriction] of the Agreement is amended in its entirety as follows:

               The Company and the Executive
               acknowledge that the Company has a
               special interest in and derives
               significant benefit from the unique
               skills and experience of the Executive.
               In addition, the Executive will use and
               have access to some of the Company's
               proprietary and valuable Confidential
               Information during the course of the
               Executive's employment.  Accordingly,
               except as hereafter noted, during the
               term of the Executive's employment with
               the Company and in the event that the
               Executive voluntarily terminates his
               employment with the Company prior to
               February 3, 2000, the Executive agrees
               that for a period of three years
               following his voluntary termination
               pursuant to paragraph 7(g) [Voluntary
               Termination], he shall not provide any
               labor, work, services or assistance to
               (whether as an officer, director,
               employee, partner, agent, owner,

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               independent contractor,
               stockholder or otherwise) Burlington
               Coat Factory Warehouse Corporation,
               Dillard Department Stores, Inc.,
               Filene's Basement Corp., The Federated
               Stores, The May Department Stores
               Company, The TJX Companies, Inc. and
               Value City Department Stores, Inc. as
               well as all subsidiaries, divisions
               and/or the surviving entity of any of
               the above that do business in the retail industry in the case of a merger or acquisition. However, this subsection shall not prohibit the Executive from making any investment of 1% or less of the equity securities of any publicly-traded corporation that is engaged in any business of the type or character engaged in by the Company. The foregoing restrictions shall have no force or effect in the event that (i) the Executive's employment with the
               Company is terminated (1) by the Company pursuant to paragraph 7(c) [with Cause], 7(d) [without Cause] or (2) by the
               Executive pursuant to either paragraph
               7(e) [Termination by the Executive for
               Good Reason] or paragraph 7(f)
               [Termination Following Change of
               Control] or (ii) the Company fails to
               approve or grant an extension of this
               Agreement in accordance with paragraph 1 hereof.

          During the term of the Executive's employment with the Company and for a period of three years following the termination of that employment for any reason, the Executive shall not directly or indirectly solicit any other employee of the Company to terminate his or her employment with the Company.

               E. No Other Modifications. Except as modified by this Amendment, the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Second Amendment to Employment Agreement as of the date and year first above written.


ROSS STORES, INC.                EXECUTIVE


By:  /s/Norman A. Ferber         /s/Michael Balmuth
     Norman A. Ferber            Michael Balmuth
     Chairman of the Board